SETTLEMENT AND GENERAL RELEASE AGREEMENT



        THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 15th day of January, 2001 by and between Mark
E. Leininger ("MEL"), an individual residing at 27 Liberty Street, Ridgewood, New Jersey 07450, and Vizacom Inc., a Delaware corporation (the "Company", and together with MEL, the "Parties"). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

        WHEREAS, MEL has been a director of the Company and has been employed by the Company as President and Chief Executive Officer; and

        WHEREAS, the Company desires to accept MEL's resignation as an employee, officer and director of the Company; and

        WHEREAS, the Parties now desire to settle fully and finally claims MEL may have against the Company and that the Company may have against MEL, including, but not limited to, any matters arising out of his employment with the Company and his separation therefrom.

        NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

        1.    Non-Admission of Liability or Wrongdoing.
              ----------------------------------------

        This Agreement shall not be construed in any way as an admission by the Parties that either of them has acted wrongfully with respect to the other or any other person or that any one of them has any rights whatsoever against the other.

        2.    Resignation.
              -----------

        MEL hereby resigns as an officer (President and Chief Executive Officer), employee and director of the Company and all direct and indirect subsidiaries of the Company. From and after the date hereof until April 15, 2001 (the "Consulting Period"), MEL shall perform consulting services on behalf of the Company at reasonable times and upon reasonable notice relating to the disposition of assets by the Company, the transition of executive and administrative tasks previously performed by MEL and any activities of the Company which MEL was involved in during his employment by the Company. MEL agrees to return to the Company all assets, equipment or other items which are owned by the Company not later than the date on which the Consulting Period terminates, except that the Company shall transfer to MEL upon conclusion of the Consulting Period the Compaq Armada laptop computer and the cellular telephone utilized and in the possession of MEL on the date hereof. Upon such transfer, MEL shall have all rights and title to such property and shall be responsible for any charges incurred in connection with the use thereof.

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         3.   Consideration to MEL.
              --------------------

         (a) The Company shall pay MEL $10,500 per month, payable semi-monthly, from the date hereof through the date on which the Consulting Period terminates, pro rated for any partial month.

         (b) The Company shall pay to MEL his unpaid reasonable expenses incurred in the normal course of the fulfillment of his duties as an officer and director of the Company and as a consultant to the Company pursuant to Section 2 hereof (provided that, in connection with expenses incurred while acting as a consultant, all expenses in excess of $200 shall be approved in advance by the President of the Company), including but not limited to reasonable travel and business expenses incurred through the date of this Agreement, upon submission of customary documentation relating thereto, but in any event no later than 21 days after presentment of such documentation.

         (c) The Company shall issue to MEL 300,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company, constituting payment in full of any and all amounts which are or may be due from the Company to MEL for any and all accrued and unpaid vacation, sick and personal days or other employee benefits, as well as severance. In connection with such issuance, MEL shall execute an investment representation letter dated the date hereof in the form of Exhibit A hereto. The Company shall deliver to MEL certificates evidencing the ownership of such Shares no later than 20 days after the date hereof. The Company shall register the Shares in its currently pending S-3 Registration Statement.

         (d) The Company shall pay to MEL five percent (5%) of the gross proceeds, if any, received from Wexford Holdings Inc., or any affiliate thereof ("Wexford"), or from Serif management, or from any other third party MEL may hereafter introduce to the Company, in connection with the sale (the "Sale") by the Company of all of the issued and outstanding capital stock of any one or more of the following subsidiaries of the Company: Serif (Europe) Limited, Serif Inc., Serif GmbH, Dialog 24 Limited, Dialog 24 Inc., Visualcities.com Inc. and Junction 15 Limited (including interMETHODS Limited). The payments to MEL under this Paragraph 3(d) shall be made as follows: (i) MEL shall be paid five percent (5%) of the gross proceeds received by the Company in the same ratio of cash, equity or debt received by the Company at or prior to the closing of the Sale (the "Closing") at the Closing and (ii) MEL shall be paid five percent (5%) of the gross proceeds received by the Company thereafter within five (5) days of receipt of such payment(s) by the Company; provided, however, that MEL shall be paid ten percent (10%) of any portion of the gross proceeds paid to the Company in excess of $2 million and shall also be entitled to 10% of any equity issued by Wexford to the Company in connection with the Sale. The Company shall pay to MEL five percent (5%) of the gross proceeds of any equity or debt financing MEL shall hereafter introduce to the Company; provided, that no such amount shall be payable in connection with any transaction with any of the Company's current stockholders or investors. To the extent any secured creditor of the Company requires payment of the sales proceeds to it then any payment to MEL pursuant to this paragraph shall be made from other Company funds.

         (e) The Company shall continue to make all payments with respect to health insurance for MEL's benefit comparable to that coverage made available to the Company's executive

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officers  through the  earlier  of  (i)  December  31, 2001 or (ii) such time as
MEL is employed or retained on a substantially full-time basis.

         (f) All stock options granted to MEL by the Company shall be non-terminable and shall be exercisable according to their terms through the expiration date thereof.

         (g) The Company shall pay to MEL within five (5) days of the date hereof all salary payable to MEL and accrued through the date hereof.

         4.   Complete Release.
              ----------------

         (a) As a  material  inducement  to  the  Company  to  enter  into  this
Agreement, MEL hereby waives, releases and discharges the Company, its subsidiaries and their respective officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, obligations of any nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that MEL has asserted, now asserts or could have asserted, but not including any claim for the enforcement of this Agreement. This includes, but is not limited to, claims arising under Federal, State or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claim arising under Title VII of the United States Code or under any age or gender discrimination law. Notwithstanding anything else contained in this Agreement, this Agreement is not intended to release any rights MEL has with respect to participation in company sponsored stock option plans, or any rights MEL has to seek and obtain indemnification and/or defense from the Company in the event that any claim is asserted against MEL by a third party.

         (b) As a material inducement to MEL to enter into this Agreement, the Company and its subsidiaries hereby irrevocably and unconditionally waives, releases and discharges MEL, his agents and attorneys, successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, obligations of any nature, past or present, known or unknown to the Company, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, arising out of his employment and position as an officer and director, and the resignation therefrom or the termination thereof, including, but not limited to, any claim that the Company has asserted, now asserts or could have asserted, but not including any (i) claims for the enforcement of this Agreement and (ii) action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands or obligations of any other nature which directly arise out of or directly relate to any willful misconduct, gross negligence or fraud committed by MEL, or any violation by MEL of Section 13(d) or 16 of the Securities Exchange Act of 1934, as amended, unless such actions were taken in good faith with a reasonable belief that such actions were in the best interests of the Company.

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

         (c) It is understood and agreed by the Parties that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. The Parties expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

         5.   Acknowledgments.
              ---------------

         MEL acknowledges that:

         (a) He has had a full twenty-one (21) days within which to consider this Agreement before executing it;

         (b) He has carefully read and fully understands all of the provisions of this Agreement;

         (c) He is, through this Agreement, releasing the Company and its affiliates from any and all claims he or she may have against any of them and being released from certain potential liabilities by the Company;

         (d) He knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

         (e) He knowingly and voluntarily intends to be legally bound by the same;

         (f) He was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his or her choice prior to executing this Agreement;

         (g) He has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired; and

         (h) He understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.) that may arise after the date of this Agreement is executed are not waived.

         6.   Non-Disclosure.
              --------------

         MEL shall not disclose or deliver to any other party any trade secrets or confidential or proprietary information gained through employment with the Company, except in connection with the performance of his consulting duties hereunder. This includes, but is not limited to, proprietary technologies, patents, patent applications, software programs and tools, financial information, business plans, systems, files, algorithms, file structures, customer lists, supplier lists, internal program structures, options, documentation and data developed by the Company or any subsidiary, affiliate or

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

division thereof. MEL agrees that any breach of this Section 6 may cause the Company substantial and irreparable damages that would not be quantifiable and therefore, in the event of any such breach, in addition to other remedies that may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.

         7.   Non-Disparagement.
              -----------------

         The Parties mutually agree not to publish, communicate or disseminate any negative information relating to the other Party, including the Company's divisions, affiliates, subsidiaries, products or services, or any of their officers, directors or employees, or any information regarding this Agreement to the public, the media, suppliers, vendors and other industry participants, except that they may disclose its contents to their respective financial advisors, accountants and attorneys and as required by law, rule or regulation adopted pursuant to law, court order or decree, or in connection with testimony given or documents subpoenaed in a judicial or administrative proceeding.

         8.   No Representations.
              ------------------

         The Parties represent that in signing this Agreement, they do not rely on nor have they relied on any representation or statement not specifically set forth in this Agreement by any of the releasees or by any of the releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

         9.   Successors.
              ----------

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective administrators, representatives, executors, successors and assigns, by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company's assets or otherwise.

         10.  Governing Law.
              -------------

         This agreement is made and entered into in this State of New York, and shall in all respects be interpreted, enforced and governed under the laws of the State of New York.

         11.  Arbitration.
              -----------

         (a) Any dispute arising between the Parties, including but not limited to those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement ("Arbitrable Dispute") will be submitted to arbitration in New York, New York, before an experienced employment arbitrator and selected in accordance with the rules of the American Arbitration Association labor tribunal. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the Parties.

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


         (b) Should any party to this Agreement hereafter institute any legal action or administrative proceedings against another party with respect to any claim waived by this Agreement or pursue any other Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

         12.  Proper Construction.
              -------------------

         (a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties;

         (b) As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires;

         (c) The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

         13.  Severability.
              ------------

         Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

         14.  Entire Agreement.
              ----------------

         This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Parties are null and void. Without limiting the foregoing, any and all employment agreements, including all amendment and/or addendums thereto, shall be terminated and of no further force or effect, whether or not such agreements state that the same, or portions thereof, are to survive termination.

         15.  Non-Solicitation and Non-Interference.
              -------------------------------------

         For a period of twelve (12) months after the date of this Agreement, MEL shall not:

         (a) for his own account or for the account of any other person or entity, directly or indirectly interfere with the Company's or any of its affiliates' or subsidiaries' relationship with any of its suppliers, customers, accounts, brokers, representatives or agents; or

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

         (b) employ or otherwise engage, or solicit, entice or induce on behalf of himself or any other person or entity, directly or indirectly, the services, retention or employment of any employees of the Company or its subsidiaries.

         16.  Counterparts.
              ------------

         This Agreement may be executed in counterparts.  Each counterpart shall
be  deemed  an  original,  and  when  taken  together  with  the  other   signed
counterpart, shall constitute one fully executed Agreement.

         17.  Further Assurances.
              ------------------

         From and after the date hereof, the parties hereto shall take all actions, including the execution and delivery of all documents, necessary to effectuate the terms hereof.

         18.  Survival.
              --------

         All obligations of the Parties as set forth herein shall survive the execution and delivery hereof.

         19.  Indemnification.
              ---------------

         MEL will be indemnified and provided defense by the Company with respect to any claims asserted against MEL as provided in the Company's by-laws in effect on the date hereof, and the indemnification agreement dated September 20, 1995 between MEL and the Company from and after the date of this Agreement.

        PLEASE READ CAREFULLY. THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated:  New York, New York         Dated:  New York, New York
        January 15, 2001                   January 15, 2001


VIZACOM INC.


By:     /s/ Vincent DiSpigno                    /s/ Mark E. Leininger
    --------------------------------        -------------------------------
    Name:  Vincent DiSpigno                 Mark E. Leininger
    Title: President